   As filed with the Securities and Exchange Commission on September 6, 2000
                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          MOLECULAR DEVICES CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    94-2914362
    (State of Incorporation)               (I.R.S. Employer Identification No.)


                               ------------------

                               1311 ORLEANS DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 747-1700
                    (Address of principal executive offices)

                               ------------------

                 LJL BIOSYSTEMS, INC. 1994 EQUITY INCENTIVE PLAN
                      LJL BIOSYSTEMS, INC. 1997 STOCK PLAN
             LJL BIOSYSTEMS, INC. 1998 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                               ------------------

                             JOSEPH D. KEEGAN, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          MOLECULAR DEVICES CORPORATION
                               1311 ORLEANS DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 747-1700

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:

                              JAMES C. KITCH, ESQ.
                          SUZANNE SAWOCHKA HOOPER, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                                  CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum          Proposed Maximum
           Title of Securities         Amount to be           Offering                   Aggregate                 Amount of
           to be Registered           Registered (1)      Price per Share(2)         Offering Price(2)          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock,
par value $.001 per share             897,196 shares           $0.34-$93.34             $38,096,571                 $10,058
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on: (a) the weighted average exercise price of $21.77 for shares subject to outstanding options granted under the LJL BioSystems, Inc. 1994 Equity Incentive Plan, LJL BioSystems, Inc. 1997 Stock Plan and LJL BioSystems, Inc. 1998 Directors' Stock Option Plan (collectively, the "Plans"); or (b) the average of the high and low prices of Registrant's Common Stock on August 29, 2000 as reported on the Nasdaq National Market. The following chart illustrates the calculation of the registration fee:


-------------------------------------------------------------------------------------------------------------
       Title of Securities                                        Offering Price          Aggregate
        to be Registered                     Number of Shares        Per Share          Offering Price
-------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the Plans                          557,247            $0.34-$93.34(a)       $12,131,267
-------------------------------------------------------------------------------------------------------------
Common Stock reserved for issuance under
the Plans                                        339,949             $76.38 (b)           $25,965,304
-------------------------------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the Plans pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Molecular Devices Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1999.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

        (c) The Company's Current Reports on Form 8-K filed April 14, 2000, June 12, 2000 and July 24, 2000.

        (d) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 1, 1995, including any amendments or reports filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.


        The Company's Certificate of Incorporation provides for elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive relief or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of the law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock


                                       1.

repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


        The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER
-------
 4.1*     Certificate of Incorporation of Registrant

 4.2*     Bylaws of Registrant

 5.1      Opinion of Cooley Godward LLP

 23.1     Consent of Ernst & Young LLP, Independent Auditors

 23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
          Registration Statement

 24       Power of Attorney is contained on the signature pages

 99.1     LJL BioSystems, Inc. 1994 Equity Incentive Plan

 99.2     LJL BioSystems, Inc. 1997 Stock Plan

 99.3     LJL BioSystems, Inc. 1998 Directors' Stock Option Plan

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-98926), as amended through the date hereof, and incorporated by reference herein.

ITEM 9. UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the


                                       2.

foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 5, 2000.


                                 MOLECULAR DEVICES CORPORATION


                                 By: /s/ Timothy A. Harkness
                                     ------------------------------------------
                                     Timothy A. Harkness
                                     Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph D. Keegan, Ph.D. and Timothy A. Harkness, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                            TITLE                      DATE
                 ---------                            -----                      ----
                                            President, Chief Executive      September 5, 2000
/s/ Joseph D. Keegan, Ph.D.                    Officer and Director
-------------------------------------     (Principal Executive Officer)
Joseph D. Keegan, Ph.D.


/s/ Timothy A. Harkness                   Vice President, Finance and       September 5, 2000
-------------------------------------        Chief Financial Officer
Timothy A. Harkness                          (Principal Financial and
                                                Accounting Officer)

/s/ Moshe H. Alafi
-------------------------------------                Director               September 5, 2000
Moshe H. Alafi


-------------------------------------                Director               September _, 2000
David L. Anderson

/s/ A. Blaine Bowman
-------------------------------------                Director               September 5, 2000
A. Blaine Bowman


                                       4.

/s/ Paul Goddard, Ph.D.
-------------------------------------                Director               September 5, 2000
Paul Goddard, Ph.D.

/s/ Andre F. Marion
-------------------------------------                Director               September 5, 2000
Andre F. Marion

/s/ Harden M. McConnell, Ph.D.
-------------------------------------                Director               September 5, 2000
Harden M. McConnell, Ph.D.

/S/ J. Allan Waitz, Ph.D.
-------------------------------------                Director               September 5, 2000
J. Allan Waitz, Ph.D.

/S/ Lev J. Leytes
-------------------------------------                Director               August 31, 2000
Lev J. Leytes


                                       5.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER
-------
 4.1*     Certificate of Incorporation of Registrant

 4.2*     Bylaws of Registrant

 5.1      Opinion of Cooley Godward LLP

 23.1     Consent of Ernst & Young LLP, Independent Auditors

 23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
          Registration Statement

 24       Power of Attorney is contained on the signature pages

 99.1     LJL BioSystems, Inc. 1994 Equity Incentive Plan

 99.2     LJL BioSystems, Inc. 1997 Stock Plan

 99.3     LJL BioSystems, Inc. 1998 Directors' Stock Option Plan

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-98926), as amended through the date hereof, and incorporated by reference herein.



                                       6.